Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX Corporation Reports Fiscal 2016 Second Quarter Results

Fremont, Calif., - June 23, 2016 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal second quarter ended May 31, 2016.

	Q2 FY16	Q2 FY15	Net change
Revenue ($M)	$3,379	$3,254	3.9%
Operating income ($M)	$75.3	$89.4	-15.7%
Non-GAAP operating income ($M)(1)	$91.7	$104.9	-12.6%
Operating margin	2.23%	2.75%	(52) bps
Non-GAAP operating margin(1)	2.71%	3.22%	(51) bps
Net income attributable to SYNNEX Corporation ($M)	$44.4	$51.9	-14.5%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$54.8	$61.7	-11.2%
Diluted EPS	$1.11	$1.30	-14.6%
Non-GAAP Diluted EPS(1)	$1.37	$1.55	-11.6%
(1) Non-GAAP financial measures exclude the impact of acquisition and other integration expenses, restructuring and site closure costs and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
“During our second quarter, we achieved sales and profit results above our expectations.” stated Kevin Murai, President and Chief Executive Officer. “Our efficient operating model delivered another strong quarter of positive operating cash flow, double digit adjusted ROIC and, we believe, positions us well for growth in the second half of 2016.”

Fiscal 2016 Second Quarter Highlights:

•
Technology Solutions: Revenue was $3.0 billion, up 4.5% from the prior fiscal year second quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business increased by 4.6% compared with last year. Technology Solutions generated operating income of $75.8 million, or 2.49% of segment revenue, compared with $80.2 million, or 2.75% of segment revenue, in the fiscal second quarter of 2015.

•
Concentrix: Revenue was $335.9 million, a decrease of 1.7% from the $341.8 million in revenue generated during the second quarter of last year. Adjusting for the translation effect of foreign currencies, Concentrix revenue decreased 0.5% compared with last year. Operating loss was $0.6 million, compared with $9.0 million in the prior fiscal year second quarter. Non-GAAP operating income was $15.1 million, or 4.50% of segment revenue, for fiscal second quarter of 2016, compared with $23.9 million, or 6.98% of segment revenue, in the fiscal second quarter of 2015.

•
The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 9.4% compared with 8.6% in the prior year fiscal second quarter. Excluding the impact of acquisition and integration expenses, restructuring costs and amortization of intangibles, the trailing fiscal four quarters ROIC was 10.4%.

•	The debt to capitalization ratio was 27.3%, down from 29.9% in the prior fiscal year second quarter.

•	Depreciation and amortization were $16.7 million and $11.8 million, respectively.

•	Cash generated from operations was approximately $142 million for the quarter.

Fiscal 2016 Third Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2016 third quarter. Non-GAAP financial measures exclude the impact of acquisition and other integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.40 billion to $3.53 billion.

•	Net income is expected to be in the range of $52.5 million to $54.5 million and on a Non-GAAP basis net income is expected to be in the range of $60.6 million to $62.6 million.

•	Diluted earnings per share is expected to be in the range of $1.32 to $1.37 and on a Non-GAAP basis diluted earnings per share is expected to be in the range of $1.52 to $1.57.

•	After-tax amortization of intangibles is expected to be $7.7 million, or $0.19 per share.

Dividend Announcement
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.20 per common share. The dividend will be payable on July 29, 2016 to stockholders of record as of the close of business on July 15, 2016.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.

About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing outsourced services focused on customer relationship management. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions.  Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in 26 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation, non-GAAP diluted earnings per share and adjusted ROIC, which are non-GAAP financial measures that exclude acquisition and integration expenses related to the acquisition of the Customer Relationship Management, or CRM, business of International Business Machines Corporation, or IBM, restructuring costs, the amortization of intangible assets and the related tax effects thereon. These non-GAAP financial measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year periods’ currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of debt and equity, net of cash and cash equivalents in the United States. Adjusted ROIC, or ROIC excluding the impact of IBM CRM acquisition and integration expenses, restructuring costs and the amortization of intangibles is calculated by excluding the tax effected impact of these items from operating income and equity.
SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business to establish operational goals, and in some cases for measuring performance for compensation purposes. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information and non-GAAP financial measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-

to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2016 third quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, after-tax amortization of intangibles, impact of acquisition and other integration expenses, currency impact, the frequency and occurrence of dividend declarations, our expectations regarding growth in 2016and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft;; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2015 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2016 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	May 31, 2016	November 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$589,006	$336,072
Restricted cash	2,007	88,558
Short-term investments	7,370	5,546
Accounts receivable, net	1,512,671	1,759,491
Receivable from related parties	89	114
Inventories	1,378,055	1,328,967
Current deferred tax assets	38,358	40,510
Other current assets	109,583	90,523
Total current assets	3,637,139	3,649,781
Property and equipment, net	277,739	248,627
Goodwill	298,854	298,785
Intangible assets, net	142,368	166,567
Deferred tax assets	27,366	19,849
Other assets	59,355	60,538
Total assets	$4,442,821	$4,444,147

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$91,433	$92,093
Accounts payable	1,378,358	1,445,194
Payable to related parties	11,242	7,661
Accrued compensation and benefits	119,582	135,453
Other accrued liabilities	225,534	218,687
Income taxes payable	15,973	19,069
Total current liabilities	1,842,122	1,918,157
Long-term borrowings	624,538	638,798
Other long-term liabilities	91,990	76,582
Deferred tax liabilities	9,170	10,713
Total liabilities	2,567,820	2,644,250
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	41	40
Additional paid-in capital	427,222	411,687
Treasury stock	(61,047)	(51,287)
Accumulated other comprehensive income (loss)	(61,037)	(55,237)
Retained earnings	1,569,215	1,494,178
Total SYNNEX Corporation stockholders’ equity	1,874,394	1,799,381
Noncontrolling interest	607	516
Total equity	1,875,001	1,799,897
Total liabilities and equity	$4,442,821	$4,444,147

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2016	May 31, 2015	May 31, 2016	May 31, 2015
Revenue:
Products	$3,047,638	$2,915,500	$5,832,475	$5,779,631
Services	331,861	338,285	672,646	676,612
Total revenue	3,379,499	3,253,785	6,505,121	6,456,243
Cost of revenue:
Products	(2,880,859)	(2,743,872)	(5,511,989)	(5,448,011)
Services	(204,610)	(209,854)	(414,910)	(419,955)
Gross profit	294,030	300,059	578,222	588,277
Selling, general and administrative expenses	(218,724)	(210,698)	(427,290)	(419,969)
Operating income	75,306	89,361	150,932	168,308
Interest expense and finance charges, net	(6,512)	(5,815)	(12,728)	(12,256)
Other income (expense), net	949	(1,584)	4,983	(1,517)
Income before income taxes	69,743	81,962	143,187	154,535
Provision for income taxes	(25,386)	(30,052)	(52,193)	(56,323)
Net income	44,357	51,910	90,994	98,212
Net (income) loss attributable to noncontrolling interest	5	(36)	(70)	(15)
Net income attributable to SYNNEX Corporation	$44,362	$51,874	$90,924	$98,197
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.12	$1.31	$2.29	$2.49
Diluted	$1.11	$1.30	$2.28	$2.47
Weighted-average common shares outstanding:
Basic	39,283	39,054	39,254	39,011
Diluted	39,477	39,343	39,470	39,323
Cash dividends declared per share	$0.20	$0.13	$0.40	$0.25

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2016	May 31, 2015	May 31, 2016	May 31, 2015
Revenue:
Technology Solutions	$3,047,708	$2,915,557	$5,832,615	$5,779,845
Concentrix	335,925	341,805	680,617	683,567
Inter-segment elimination	(4,134)	(3,577)	(8,111)	(7,169)
Consolidated	$3,379,499	$3,253,785	$6,505,121	$6,456,243

Operating income:
Technology Solutions	$75,815	$80,230	$143,486	$151,480
Concentrix	(570)	9,012	7,291	16,590
Inter-segment elimination	61	119	155	238
Consolidated	$75,306	$89,361	$150,932	$168,308

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	May 31, 2016	May 31, 2015	May 31, 2016	May 31, 2015
Operating income and Operating margin
Consolidated
Revenue	$3,379,499	$3,253,785	$6,505,121	$6,456,243

GAAP operating income	$75,306	$89,361	$150,932	$168,308
IBM CRM acquisition and other integration expenses	568	2,039	1,570	6,032
Restructuring charges	3,997	—	3,997	—
Amortization of intangibles	11,794	13,462	23,498	28,055
Non-GAAP operating income	$91,665	$104,862	$179,997	$202,395
Depreciation	16,700	11,109	31,174	22,280
Adjusted EBITDA	$108,365	$115,971	$211,171	$224,675

GAAP operating margin	2.23%	2.75%	2.32%	2.61%
Non-GAAP operating margin	2.71%	3.22%	2.77%	3.13%

Technology Solutions
Revenue	$3,047,708	$2,915,557	$5,832,615	$5,779,845

GAAP operating income	$75,815	$80,230	$143,486	$151,480
Amortization of intangibles	662	658	1,313	1,327
Non-GAAP operating income	$76,477	$80,888	$144,799	$152,807
Depreciation	3,575	3,141	6,888	6,024
Adjusted EBITDA	$80,052	$84,029	$151,687	$158,831

GAAP operating margin	2.49%	2.75%	2.46%	2.62%
Non-GAAP operating margin	2.51%	2.77%	2.48%	2.64%

Concentrix
Revenue	$335,925	$341,805	$680,617	$683,567

GAAP operating income	$(570)	$9,012	$7,291	$16,590
IBM CRM acquisition and other integration expenses	568	2,039	1,570	6,032
Amortization of intangibles	11,132	12,804	22,185	26,728
Restructuring charges	3,997	—	3,997	—
Non-GAAP operating income	$15,127	$23,855	$35,043	$49,350
Depreciation	13,185	8,087	24,440	16,493
Adjusted EBITDA	$28,312	$31,942	$59,483	$65,843

GAAP operating margin	(0.17)%	2.64%	1.07%	2.43%
Non-GAAP operating margin	4.50%	6.98%	5.15%	7.22%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	May 31, 2016	May 31, 2015	May 31, 2016	May 31, 2015
Net income
Net income attributable to SYNNEX Corporation	$44,362	$51,874	$90,924	$98,197
IBM CRM acquisition and other integration expenses	568	2,039	1,570	6,032
Restructuring charges	3,997	—	3,997	—
Amortization of intangibles	11,794	13,462	23,498	28,055
Income taxes related to the above(1)	(5,956)	(5,695)	(10,594)	(12,423)
Non-GAAP net income attributable to SYNNEX Corporation	$54,765	$61,680	$109,395	$119,861

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$44,362	$51,874	$90,924	$98,197
Less: net income allocated to participating securities	(466)	(630)	(965)	(1,220)
Net income attributable to SYNNEX Corporation common stockholders	43,896	51,244	89,959	96,977
IBM CRM acquisition and other integration expenses attributable to SYNNEX Corporation common stockholders	564	2,015	1,557	5,960
Restructuring charges attributable to SYNNEX Corporation common stockholders	3,957	—	3,959	—
Amortization of intangibles attributable to SYNNEX Corporation common stockholders	11,665	13,301	23,236	27,712
Income taxes related to the above attributable to SYNNEX Corporation common stockholders(1)	(5,892)	(5,626)	(10,477)	(12,269)
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$54,190	$60,934	$108,234	$118,380

Weighted-average number of common shares - diluted:	39,477	39,343	39,470	39,323

Diluted EPS(2)	$1.11	$1.30	$2.28	$2.47
IBM CRM acquisition and other integration expenses	0.01	0.05	0.04	0.15
Restructuring charges	0.10	—	0.10	—
Amortization of intangibles	0.30	0.34	0.59	0.70
Income taxes related to the above(1)	(0.15)	(0.14)	(0.27)	(0.31)
Non-GAAP Diluted EPS	$1.37	$1.55	$2.74	$3.01

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)

	Forecast
	Three Months Ending August 31, 2016
	Low	High
Net income
Net income attributable to SYNNEX Corporation	$52.5	$54.5
IBM CRM acquisition and other integration expenses	0.6	0.6
Amortization of intangibles	12.1	12.1
Income taxes related to the above(1)	(4.6)	(4.6)
Non-GAAP net income attributable to SYNNEX Corporation	$60.6	$62.6

Diluted EPS(2)	$1.32	$1.37
IBM CRM acquisition and other integration expenses	0.01	0.01
Amortization of intangibles	0.30	0.30
Income taxes related to the above(1)	(0.11)	(0.11)
Non-GAAP Diluted EPS	$1.52	$1.57
(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.0% and 1.1% of the Net income attributable to SYNNEX Corporation for the three and six months ended May 31, 2016, respectively, and approximately 1.2% for both the three and six months ended May 31, 2015. Net income allocated to participating securities is approximately 1.0% of the Net income attributable to SYNNEX Corporation for the three months ending August 31, 2016.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital

	Trailing Fiscal Four Quarters Ended
	May 31, 2016	May 31, 2015
ROIC
Operating income	$337,176	$346,783
Income taxes on operating income(1)	(122,175)	(127,392)
Operating income after taxes	215,001	219,391

Total borrowings, excluding book overdraft (five quarters average)	$722,294	$906,656
Total equity (five quarters average)	1,794,895	1,654,744
Less: U.S. cash and cash equivalents (five quarters average)	(224,869)	(19,599)
Total invested capital	2,292,320	2,541,801

ROIC	9.4%	8.6%

Adjusted ROIC
Non-GAAP operating income	$397,019	$433,555
Income taxes on Non-GAAP operating income(1)	(143,856)	(159,388)
Non-GAAP operating income after taxes	253,163	274,167

Total invested capital	$2,292,320	$2,541,801
Tax effected impact of IBM CRM acquisition and other integration expenses, restructuring charges and amortization of intangibles (five quarters average)	137,720	93,853
Total Non-GAAP invested capital	2,430,040	2,635,654

Adjusted ROIC	10.4%	10.4%
(1) Income taxes on operating income was calculated using the applicable effective tax rates during the periods presented.

Debt to Capitalization

		May 31, 2016	May 31, 2015
Total borrowings, excluding book overdraft	(a)	$704,219	$735,728
Total equity	(b)	1,875,001	1,728,388
Debt to capitalization	(a)/((a)+(b))	27.3%	29.9%

SYNNEX Corporation
Cash Conversion Cycle
(currency in thousands)

		Three Months Ended
		May 31, 2016	May 31, 2015
Days sales outstanding
Revenue (products and services)	(a)	$3,379,499	$3,253,785
Accounts receivable, including receivable from related parties	(b)	1,512,760	1,692,195
Days sales outstanding	(b)/((a)/the number of days during the period)	41	48

Days inventory outstanding
Cost of revenue (products and services)	(c)	$3,085,469	$2,953,726
Inventories	(d)	1,378,055	1,246,498
Days inventory outstanding	(d)/((c)/the number of days during the period)	41	39

Days payable outstanding
Cost of revenue (products and services)	(e)	$3,085,469	$2,953,726
Accounts payable, including payable to related parties	(f)	1,389,600	1,235,230
Days payable outstanding	(f)/((e)/the number of days during the period)	41	38

Cash conversion cycle		41	49